As filed with the Securities and Exchange Commission on October 27, 2008
Registration No. 333-152944

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

KRISPY KREME DOUGHNUTS, INC.

(Exact name of registrant as specified in its charter)
North Carolina	56-2169715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 Knollwood Street
Winston-Salem, North Carolina 27103
(336) 725-2981
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas R. Muir
Chief Financial Officer
370 Knollwood Street
Winston-Salem, North Carolina  27103
(336) 725-2981

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________
copy to:
Gerald S. Tanenbaum, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000
____________________

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following  box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2008

PROSPECTUS

KRISPY KREME DOUGHNUTS, INC.

4,296,523 Shares of Common Stock

This prospectus relates to the proposed issuance of up to 4,296,523 shares (the “Shares”) of our common stock, no par value, which are issuable upon the exercise of 4,296,523 warrants issued pursuant to a warrant agreement (the “Warrant Agreement”) between Krispy Kreme Doughnuts, Inc. (“Krispy Kreme” or the “Company”) and American Stock Transfer & Trust Company, dated as of March 2, 2007.  The Warrant Agreement was entered into in connection with a Stipulation and Agreement of Class and Derivative Settlement, dated October 30, 2006, by and among Krispy Kreme, the lead plaintiffs in a securities class action, the plaintiffs in a derivative action and all defendants named in the class action and derivative action, except for Krispy Kreme’s former chairman and chief executive officer, Scott A. Livengood.  In order to obtain these shares, the holders of the warrants must pay an exercise price of $12.21 per share, which amount represents the gross proceeds that Krispy Kreme will receive from the exercise of one warrant.  We will receive proceeds from the exercise of the warrants if the holders decide to exercise the warrants, but not from the sale of the underlying common stock.  Assuming the exercise of all warrants, Krispy Kreme will receive gross proceeds of $52,460,545.83.

Krispy Kreme common stock is traded on The New York Stock Exchange under the symbol KKD.  The last reported sale price of Krispy Kreme’s common stock as reported by the New York Stock Exchange on October 24, 2008 was $2.25 per share.

__________________________

Investing in our common stock involves risks.  See “Risk Factors” on page 3.

__________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

__________________________

The date of this prospectus is               , 2008.

__________________________

You should rely only on the information contained and incorporated by reference in this prospectus.  Krispy Kreme has not authorized anyone to provide you with information that is different.  This prospectus may be used only where it is legal to sell these securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere and incorporated by reference in the prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should read this entire prospectus carefully, including the information incorporated by reference in this prospectus before making an investment decision.

Our Company

Krispy Kreme is a leading branded retailer and wholesaler of high-quality doughnuts.  The Company’s principal business, which began in 1937, is owning and franchising Krispy Kreme doughnut stores at which over 20 varieties of doughnuts, including the Company’s signature hot Original Glazed® doughnut, are made, sold and distributed together with complementary products, and where a broad array of coffees and other beverages are offered.

  As of August 3, 2008, there were 494 Krispy Kreme stores operated systemwide in the United States, Australia, Canada, Hong Kong, Indonesia, Japan, Kuwait, Mexico, the Philippines, Puerto Rico, Qatar, Saudi Arabia, South Korea, the United Arab Emirates and the United Kingdom, of which 100 were owned by the Company and 394 were owned by franchisees. Of the 494 stores, 286 were factory stores and 208 were satellites; 234 stores were located in the United States and 260 were located in other countries.

The Company is a corporation formed under the laws of North Carolina.  Our principal executive offices are located at 370 Knollwood Street, Suite 500, Winston-Salem, NC 27103, and our telephone number at this address is (336) 725-2981.  Our website is www.krispykreme.com.  Information contained on our website is not a part of this prospectus.

The Offering

Securities Offered	4,296,523 shares of common stock underlying warrants with an exercise price of $12.21 per share.

Common stock outstanding after this offering[1]	71,563,523 shares, assuming the exercise of all of the warrants.

Use of proceeds
Assuming the exercise of all warrants at $12.21 per share, we will receive gross proceeds of $52,460,545.83.  We intend to use the proceeds from the exercise of warrants, if any, for general corporate purposes.

NYSE Symbol for Common Stock	KKD

1           The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of August 3, 2008 and excludes up to (1) 5,752,000 shares of common stock issuable upon the exercise of outstanding options, of which 3,833,000 options are immediately exercisable at a weighted average exercise price of $19.95 per share and (2) 1,200,000 shares of common stock issuable upon the exercise of other outstanding warrants at an exercise price of $7.75 per share.

RISK FACTORS

Our business, operations and financial condition are subject to various risks.  You should carefully consider the risks and uncertainties described in the documents incorporated by reference herein before deciding to purchase shares of Krispy Kreme’s common stock, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 3, 2008 (the “2008 Form 10-K”).

FORWARD-LOOKING STATEMENTS

This prospectus contains statements about future events and expectations, including our business strategy and trends in or expectations regarding the Company’s operations, financing abilities and planned capital expenditures that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management.  These statements are not statements of historical fact.  Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements.  The words “believe,” “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements.  Factors that could contribute to these differences include, but are not limited to:

•
the outcome of pending governmental investigations, including by the Securities and Exchange Commission (the “Commission”) and the United States Attorney’s Office for the Southern District of New York;

•	potential indemnification obligations and limitations of our director and officer liability insurance;

•	the quality of Company and franchise store operations;

•	our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans;

•	our relationships with our franchisees;

•	our ability to implement our international growth strategy;

•	our ability to implement our new domestic operating model and refranchising strategy;

•	currency, economic, political and other risks associated with our international operations;

•	the price and availability of raw materials needed to produce doughnut mixes and other ingredients;

•	compliance with government regulations relating to food products and franchising;

•	our relationships with wholesale customers;

•	our ability to protect our trademarks;

•	risks associated with our high levels of indebtedness;

•	restrictions on our operations and compliance with covenants contained in our secured credit facilities;

•	changes in customer preferences and perceptions;

•	significant changes in our management;

•	risks associated with competition; and

•	other factors in Krispy Kreme’s periodic reports and other information filed with the Commission, including under the caption “Risk Factors” included in Part I, Item 1A of the 2008 Form 10-K.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the facts, results, performance or achievements we have anticipated in such forward-looking statements.

USE OF PROCEEDS

Assuming the exercise of all warrants, Krispy Kreme will receive gross proceeds of $52,460,545.83.  We intend to use the proceeds from the exercise of the warrants, if any, for general corporate purposes.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock offered hereby is determined by reference to the exercise price of the warrants.  The exercise price of the warrants is $12.21 per share.

DILUTION

Our net tangible book value at August 3, 2008 was approximately $39.9 million, or approximately $0.59 per share of common stock. Net tangible book value per share represents the amount of our tangible assets less total liabilities, divided by the number of our outstanding shares of common stock.

Pro forma net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of common stock in the offering made hereby and the pro forma net tangible book value per share of common stock immediately after completion of the offering, assuming exercise of the warrants whose underlying shares of common stock are being registered hereby. Assuming that the sales of 4,296,523 shares of common stock in the offering are made at an offering price of $12.21 per share, which is the exercise price of the warrants, the purchasers of common stock would experience an immediate dilution in net tangible book value of $10.92 per share, as illustrated in the following table:

Offering price per share (1)	$12.21
Net tangible book value per share as of August 3, 2008		$0.59
Increase per share attributable to new investors		$0.70
Pro forma net tangible book value per share as of August 3, 2008, assuming completion of this offering (2)	$1.29

Pro forma dilution per share to new investors	$10.92
_____________

(1) Based on a warrant exercise price of $12.21.

(2) Pro forma net tangible book value per share assumes the exercise of the warrants whose underlying shares of common stock are being registered hereby and the receipt by us of the exercise price for such warrants.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the shares of common stock will be issued by Krispy Kreme to those warrant holders who surrender the certificates representing the warrants and pay the exercise price.  The shares of common stock will be listed on the New York Stock Exchange.

DESCRIPTION OF SECURITIES

We are registering the sale of 4,296,523 shares of our common stock that are issuable upon the exercise of 4,296,523 warrants issued pursuant to the Warrant Agreement.

Description of Warrants

The following description of the warrants does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and the warrants themselves.

The warrants were issued in connection with the settlement of certain litigation previously pending against Krispy Kreme and other defendants in the United States District Court for the Middle District of North Carolina, in accordance with the Stipulation and Agreement of Class and Derivative Settlement, dated as of October 30, 2006, between Krispy Kreme and the participants in such settlement.  The warrants are exercisable from time to time on any business day during the period  (the “Exercise Period”) commencing on the date that the registration statement of which this prospectus is a part becomes effective and ending on March 2, 2012.  Each holder of a warrant has the right, during the Exercise Period, to purchase from us the number of shares of our common stock which the holder may at the time be entitled to receive upon payment of the exercise price then in effect for such warrant.  The warrants are expected to be quoted on the OTC Bulletin Board.

Each warrant initially entitles the holder thereof, subject to adjustment pursuant to the terms of the Warrant Agreement, to purchase one share of common stock at an exercise price of $12.21 per share. The exercise price is payable by certified or official bank check payable to the order of Krispy Kreme or by wire transfer of funds to an account designated by Krispy Kreme for such purpose. Krispy Kreme is not required to issue fractional shares of common stock on the exercise of warrants. In lieu of issuing fractional shares, Krispy Kreme will pay an amount in cash equal to the current market value per share of common stock multiplied by such fraction, computed to the nearest whole cent.

Upon the occurrence of certain events set forth in the Warrant Agreement, the number of shares of common stock issuable upon exercise of a warrant may be increased or reduced and the exercise price may be adjusted upward or downward.  Subject to the exceptions specified in the Warrant Agreement, adjustments to the number of shares of common stock issuable upon exercise of a warrant and the exercise price may be made if Krispy Kreme:

•	pays a stock dividend or makes another distribution of shares of its common stock to holders of common stock;

•	subdivides or reclassifies its outstanding shares of common stock into a greater number of shares of common stock; or

•	combines or reclassifies its outstanding shares of common stock into a smaller number of shares of common stock.

In case of (i) any capital reorganization, consolidation or merger of Krispy Kreme (other than the consolidation or merger of Krispy Kreme with or into another corporation in which Krispy Kreme is the continuing corporation and which does not result in any reclassification of its outstanding shares of common stock into shares of other stock or other securities or property), or (ii) the sale of all or substantially all of Krispy Kreme’s assets, the holders of warrants which have not been exercised (or otherwise expired or been terminated) will be entitled to receive, upon exercise of the warrants and payment of the exercise price, the kind and amount of consideration receivable by holders of Krispy Kreme’s common stock in such capital reorganization, consolidation, merger or sale.

Prior to the exercise of any warrant, the holder of such warrant is not entitled to any rights of a stockholder of Krispy Kreme, including, without limitation, the right to vote or to receive dividends or other distributions.  Furthermore, the holders of warrants are not entitled to receive any notice of any proceedings of Krispy Kreme except in certain limited circumstances set forth in the Warrant Agreement.

Description of Capital Stock

Krispy Kreme’s articles of incorporation authorize the issuance of up to 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, the rights and preferences of which may be established from time to time by its board of directors.

Common Stock

Holders of Krispy Kreme common stock, which has no par value, are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights.  Thus, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available for dividends, subject to any preferential dividend rights of outstanding preferred stock.  If Krispy Kreme liquidates, dissolves or winds up, the holders of common stock are entitled to receive ratably all of its assets available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock.  Holders of common stock have no preemptive, subscription, redemption or conversion rights or any rights to share in any sinking fund.  The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Krispy Kreme may designate and issue in the future.

Krispy Kreme’s common stock trades on the New York Stock Exchange under the symbol KKD.  Effective August 9, 2008, American Stock Transfer and Trust Company is the transfer agent and registrar for Krispy Kreme common stock.

Preferred Stock

Krispy Kreme’s articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock from time to time in one or more series and with terms of each series stated in its board of directors’ resolutions providing for the designation and issue of that series.  Its articles also authorize the board of directors to determine the dividend, voting, conversion, redemption and liquidation preferences, rights, privileges and limitations pertaining to each series of preferred stock that it issues.  Subject to applicable stock exchange rules, without seeking any shareholder approval, its board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of its common stock and could have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Provisions Of Krispy Kreme’s Articles Of Incorporation, Bylaws And Shareholder Rights Plan

The rights of Krispy Kreme’s shareholders are governed by provisions in its articles of incorporation, bylaws and shareholder rights plan that may affect any attempted change in control.  Krispy Kreme’s articles of incorporation opt it out of some provisions of North Carolina law that would otherwise affect attempted changes in control of Krispy Kreme.

Classification Of Directors

Krispy Kreme’s bylaws provide that its board of directors consists of not more than 15 nor less than nine members.  The board of directors has the power to set the authorized number of directors by majority vote of the whole board within those limits.  The board consists of nine directors, one of whom is employed by Krispy Kreme.  Krispy Kreme’s bylaws also divide the board into three classes serving staggered three-year terms.  The classification of directors could prevent a shareholder, or group of shareholders, having majority voting power, from obtaining control of the board until the second annual shareholders’ meeting following the date that the shareholder, or group of shareholders, obtains majority voting power.  Thus, this provision may discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of Krispy Kreme.

Advance Notice Provisions

Krispy Kreme’s bylaws provide that shareholders must provide timely notice in writing to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders.  Notice for an annual meeting is timely if the Secretary receives the written notice not less than 40 days prior to the scheduled annual meeting.  If less than 50 days’ notice of the meeting is given or made by Krispy Kreme to the shareholders, a shareholder’s notice will be timely if received by the Secretary on the tenth day following the date such notice was given or made.  The bylaws also specify the form and content of a shareholder’s notice.  These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Shareholder Rights Plan

Krispy Kreme’s board of directors has declared a dividend of one preferred share purchase right for each share of Krispy Kreme common stock.  Each share purchase right entitles the registered holder to purchase from Krispy Kreme one one-hundredth (1/100) of a share of Krispy Kreme Series A Participating Cumulative Preferred Stock at a price of $96.00 per one one-hundredth of a Series A preferred share.  The exercise price and the number of Series A preferred shares issuable upon exercise are subject to adjustment from time to time to prevent dilution.  The share purchase rights are not exercisable until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons — referred to as an acquiring person — have acquired beneficial ownership of 15% or more of the Company’s outstanding common stock and (2) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in an acquiring person beneficially owning 15% or more of the Company’s outstanding common stock.  If Krispy Kreme is acquired in a merger or other business combination, or if 50% or more of its consolidated assets or earning power is sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a share purchase right — other than share purchase rights beneficially owned by the acquiring person, which will thereafter be void — will have the right to receive, upon exercise of the share purchase right at the then current exercise price, the number of shares of common stock of the acquiring company which at the time of the transaction have a market value of two times the share purchase right exercise price.  If any person or group becomes an acquiring person, proper provision shall be made so that each holder of a share purchase right — other than share purchase rights beneficially owned by the acquiring person, which will thereafter be void — will have the right to receive upon exercise, and without paying the exercise price, the number of shares of Krispy Kreme common stock with a market value equal to the share purchase right exercise price.  Series A preferred shares purchasable upon exercise of the share purchase rights will not be redeemable.  Each Series A preferred share will be entitled to a minimum preferential dividend payment of $1.00 per share and will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock.  In the event Krispy Kreme liquidates, the holders of the Series A preferred shares will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock.  Each Series A preferred share will have 100 votes, voting together with the shares of common stock.  Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Series A preferred share will be entitled to receive 100 times the amount received per share of common stock.  These rights are protected by customary antidilution provisions.  Before the date the share purchase rights are exercisable, the share purchase rights may not be detached or transferred separately from the common stock.  The share purchase rights will expire on January 18, 2010, unless that expiration date is extended or unless the share purchase rights are redeemed or exchanged by Krispy Kreme.  At any time before an acquiring person acquires beneficial ownership of 15% or more of Krispy Kreme’s outstanding common stock, its board of directors may redeem the share purchase rights in whole, but not in part, at a price of $.001 per share purchase right.  Immediately upon any share purchase rights redemption, the exercise rights terminate, and the holders will only be entitled to receive the redemption price.  A more detailed description and terms of the share purchase rights are set forth in a rights agreement between Krispy Kreme and Branch Banking and Trust Company, as rights agent.  This rights agreement could have the effect of discouraging tender offers or other transactions that might otherwise result in Krispy Kreme shareholders receiving a premium over the market price for their common stock.  Effective July 7, 2008, American Stock Transfer and Trust Company became the rights agent pursuant to an amendment to the rights agreement.

Director Removal And Vacancies

A director may be removed only with cause by the vote of the holders of two-thirds of the shares entitled to vote for the election of directors. Krispy Kreme’s bylaws generally provide that any board vacancy may be filled by a majority of the remaining directors, even if less than a quorum, which is normally a majority of the authorized number of directors.

Ability To Consider Other Constituencies

Krispy Kreme’s articles of incorporation permit its board of directors, in determining what is believed to be in the best interest of Krispy Kreme, to consider the interests of its employees, customers, suppliers and creditors, the communities in which its offices or other facilities are located and all other factors its directors may consider pertinent, in addition to considering the effects of any actions on Krispy Kreme and its shareholders.  Pursuant to this provision, its board of directors may consider many judgmental or subjective factors affecting a proposal, including certain nonfinancial matters.  On the basis of these considerations, its board may oppose a business combination or other transaction which, viewed exclusively from a financial perspective, might be attractive to some, or even a majority, of its shareholders.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock offered hereby have been passed upon for Krispy Kreme by Kilpatrick Stockton LLP, Winston-Salem, North Carolina.  Cahill Gordon & Reindel LLP, New York, New York, is acting as counsel for Krispy Kreme in connection with certain other legal matters relating to the common stock offered hereby.

EXPERTS

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Krispy Kreme files annual, quarterly and special reports, proxy statements and other information with the Commission.  You can receive copies of such reports, proxy and information statements and other information, at prescribed rates, from the Commission by addressing written requests to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.  The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the Commission.  The address of the Commission’s web site is http://www.sec.gov.  Our website is http://www.krispykreme.com.

This prospectus is part of a registration statement on Form S-3 filed by Krispy Kreme with the Commission to register the shares of common stock to be sold in this offering.  This prospectus does not include all of the information contained in the registration statement.  For further information about Krispy Kreme and the securities offered in this prospectus, you should review the registration statement and the information incorporated by reference therein.  You can inspect or copy the registration statement, at prescribed rates, at the Commission’s public reference facilities at the address listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows Krispy Kreme to “incorporate by reference” information into the prospectus, which means that Krispy Kreme can disclose important information to you by referring you to documents filed separately with the Commission.  The information incorporated by reference is considered part of this prospectus, and information that Krispy Kreme files later with the Commission will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that Krispy Kreme previously filed with the Commission.  Information furnished by Krispy Kreme under any item of any current report on Form 8-K listed below, including the related exhibits, is not incorporated by reference in this prospectus.  Krispy Kreme’s Commission file number is 001-16485.  These documents contain important information about Krispy Kreme and its finances:

KRISPY KREME’S COMMISSION FILINGS	PERIOD/DATE OF FILING

Annual Report on Form 10-K	Fiscal year ended February 3, 2008

Quarterly Reports on Form 10-Q	Fiscal quarters ended May 4, 2008 and August 3, 2008

Current Reports on Form 8-K	Filed with the Commission on March 5, 2008, April 2, 2008, April 15, 2008, April 17, 2008, May 19, 2008, June 9, 2008 and September 11, 2008

Form 8-A/A (containing description of the common stock and preferred share purchase rights of Krispy Kreme)	Filed with the Commission on April 7, 2003

Krispy Kreme also incorporates by reference additional documents that it may file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 between the date of the initial filing of the registration statement of which this prospectus is a part and the completion of the sale of the shares offered hereby.  These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.  Notwithstanding the foregoing, information furnished by Krispy Kreme under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus. Upon written or oral request, Krispy Kreme will provide without charge to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus.  If you would like to obtain this information from Krispy Kreme, please direct your request, either in writing or by telephone, to the Secretary, Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, telephone number (336) 725-2981.

Krispy Kreme Doughnuts, Inc. Common Stock _______________ PROSPECTUS ________________ , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses in connection with the offering and sale of common stock being registered (all amounts are estimated except the Securities and Exchange Commission registration fee).

Securities and Exchange Commission Registration Fee	$2,062
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	10,000
Miscellaneous	10,000
Total	$47,062

Item 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation and Bylaws of Krispy Kreme Doughnuts, Inc. provide that Krispy Kreme’s directors and officers shall not be personally liable to Krispy Kreme or its shareholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by North Carolina law.  Under Section 55-8-51 of the North Carolina Business Corporation Act, Krispy Kreme may indemnify a present or former director if the director acted in good faith and reasonably believed, in the course of conduct in the director’s official capacity, that such conduct was in Krispy Kreme’s best interests.  In all other cases, the director must have believed that such conduct was at least not opposed to Krispy Kreme’s best interests.  In the case of any criminal proceeding, the director must have had no reasonable cause to believe such conduct was unlawful.  Krispy Kreme may not indemnify a director in connection with a proceeding by or in the right of Krispy Kreme in which the director was adjudged liable to Krispy Kreme or, in connection with any other proceeding, whether or not involving action in an official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.  Under North Carolina law, Krispy Kreme may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Krispy Kreme pursuant to the foregoing provisions, or otherwise, Krispy Kreme has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  Krispy Kreme maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.  Krispy Kreme has also entered into indemnification agreements with each officer and each director pursuant to which Krispy Kreme has agreed to provide for the indemnification of and the advancement of expenses to each such officer and director party to such indemnification agreements and for the continued coverage of each such officer and director under Krispy Kreme’s directors’ and officers’ liability insurance policies.

Item 16.                      EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1
Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-97787), filed with the Commission on August 7, 2002).

4.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 5, 2007).

4.3
Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000).

4.4
Rights Agreement between the Company and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000).

4.5*	Agreement of Substitution and Amendment of Rights Agreement, dated as of July 7, 2008, by and between Krispy Kreme Doughnuts, Inc. and American Stock Transfer & Trust Company
4.6
Warrant Agreement, dated as of March 2, 2007, between Krispy Kreme Doughnuts, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed March 8, 2007).

5*	Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Kilpatrick Stockton LLP (included in Exhibit 5).

24*
Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of directors of Registrant (included on signature pages to the Registrant’s initial filing of the Registration Statement on Form S-3 filed on August 11, 2008).

*	Previously filed with the Registration Statement on Form S-3 filed August 11, 2008.

Item 17.                      UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or de-crease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this October 27, 2008.

KRISPY KREME DOUGHNUTS, INC.

By: /s/ Douglas R. Muir
Name: Douglas R. Muir
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James H. Morgan	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)	October 27, 2008

/s/ Douglas R. Muir Douglas R. Muir	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 27, 2008

* Charles A. Blixt	Director	October 27, 2008

* Lynn Crump-Caine	Director	October 27, 2008

* C. Stephen Lynn	Director	October 27, 2008

* Robert S. McCoy, Jr.	Director	October 27, 2008

* Andrew J. Schindler	Director	October 27, 2008

* Michael H. Sutton	Director	October 27, 2008

* Lizanne Thomas	Director	October 27, 2008

* Togo D. West, Jr.	Director	October 27, 2008

________________________
* By /s/ Douglas R. Muir
Douglas R. Muir
As attorney-in-fact-pursant to
a Power of Attorney previously granted

INDEX TO EXHIBITS

Exhibit No.	Description

4.1
Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-97787), filed with the Commission on August 7, 2002).

4.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 5, 2007).

4.3
Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000).

4.4
Rights Agreement between the Company and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (Commission File No. 333-92909), filed with the Commission on April 3, 2000).

4.5*	Agreement of Substitution and Amendment of Rights Agreement, dated as of July 7, 2008, by and between Krispy Kreme Doughnuts, Inc. and American Stock Transfer & Trust Company
4.6
Warrant Agreement, dated as of March 2, 2007, between Krispy Kreme Doughnuts, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed March 8, 2007).

5*	Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Kilpatrick Stockton LLP (included in Exhibit 5).

24*
Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of directors of Registrant (included on signature pages to the Registrant’s initial filing of the Registration Statement on Form S-3 filed on August 11, 2008).

*           Previously filed with the Registration Statement on Form S-3 filed August 11, 2008.